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1.       Lender:                                LaSalle National Bank

2.       Pledgor of GAMI Stock:                 Equity Holdings Limited,
                                                an Illinois limited partnership.

3.       Number of GAMI
         Shares Pledged:                        600,031

4.       Pledge:


         As security for the payment of this Term Note (including all extensions, renewals or modifications hereof, the "Note") and any and all other liabilities and obligations of the Undersigned, including all interest, fees, expenses on other charges, due under the Note (all of which liabilities and obligations are hereinafter called the "Obligations"), the Undersigned does hereby pledge, assign, transfer and deliver to Bank and does hereby grant to Bank a continuing security interest in and to 600,031 shares of Great American Management and Investment, Inc. together with any substitutions therefor, accessions thereto, additions, dividends or distributions thereof, or products and proceeds therefrom (the "Collateral"). The Bank agrees that so long as no default exists hereunder, dividends from the Collateral may be paid directly to the Borrower.

5.       Restrictions on Voting Rights:

                                      NONE

6.       Disposition of Stock Remedies:

         Whenever the Undersigned shall be in default as aforesaid, without demand or notice of any kind, the entire unpaid amount of all Obligations shall become immediately due and payable, and: (l) Bank may sell all or any of the Collateral at public or private sale, upon such terms and conditions as Bank may deem proper, and Bank may purchase any or all of the Collateral at any such sale, and Bank may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of this Note and/or any of the other Obligations, returning the excess proceeds, if any, to the Undersigned the Undersigned remaining liable for any amount remaining unpaid after such application, with interest; and (2) Bank may exercise, from time to time, any and all rights and remedies available to it under the Uniform Commercial Code of Illinois, or otherwise available to it, including those available under any written instrument (in addition to this
Note) relating to any of the Obligations or any
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6.       Disposition of Stock Remedies (continued):
security therefor, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees, and in such order of application as Bank may, from time to time, elect, any balances, credits, deposits, accounts or moneys of the Undersigned in possession, control or custody of, or in transit to Bank. Any notification of intended disposition of any of the Collateral required by law shall be conclusively deemed reasonably and properly given if given at least five (5) calendar days before such disposition hereby confirming, approving and ratifying all acts and deeds of Bank relating to the foregoing, and each part thereof.

         All Obligations of the Undersigned and all rights, powers and remedies of Bank, expressed herein shall be in addition to, and not in limitation of, those provided by law or in any written agreement or instrument (other than this Note) relating to any of the Obligations or any security therefor. In addition to all other rights possessed by it, Bank may, from time to time, after an event of default (as hereinafter provided), at its sole discretion, and without notice to the Undersigned, take any or all of the following actions: (1) transfer the whole or any part of securities which may constitute Collateral into the name of itself or its nominee without disclosing, if Bank so desires, that such securities so transferred are subject to the security interests granted hereunder, and any corporation or association, or any of the managers or trustees of any trust, issuing any of said securities, or any transfer agent, shall not be bound to inquire, in the event that Bank or said nominee makes any further transfer of said securities, or any portion thereof, as to whether Bank or the nominee of Bank has the right to make such further transfer, and shall not be liable for transferring the same;